Exhibit (1) (s)

                                THE RBB FUND, INC

                              ARTICLES OF AMENDMENT


                  THE RBB FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:   The charter of the Corporation is hereby amended by
redesignating the issued and unissued shares of Alpha 1 Common Stock, Alpha 2 Common Stock, Alpha 3 Common Stock and Alpha 4 Common Stock, as follows:

OLD DESIGNATION            NEW DESIGNATION
---------------            ---------------
Alpha 1 Common Stock       Janney Money Common Stock
Alpha 2 Common Stock       Janney Municipal Money Common Stock
Alpha 3 Common Stock       Janney Government Money Common Stock
Alpha 4 Common Stock       Janney N.Y. Municipal Money Common Stock

                  SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title II of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

                  IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                                     THE RBB FUND, INC.



                                                     By: /S/ EDWARD J. ROACH
                                                             Edward J. Roach
                                                             President

WITNESS:



/S/ MORGAN R. JONES
Morgan R. Jones
Secretary